EXHIBIT 23.2

CONSENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of Bovie Medical Corporation

We hereby consent to the incorporation in this Registration Statement on Form S-3, of our report dated April 1, 2013, on the consolidated financial statements of Bovie Medical Corporation as of and for the years ended December 31, 2012 and 2011, which are incorporated by reference into such registration statement.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Kingery & Crouse, P.A.
Certified Public Accountants

Tampa, Florida
January 10, 2014